EX-99

PRESS RELEASE

FOR IMMEDIATE RELEASE                          Contact:
                                                        Phone: (717) 436-8211

     The Board of Directors of Juniata Valley Financial Corporation (the "Corporation"), holding company for The Juniata Valley Bank, approved the 2000 Shareholder Rights Agreement, effective as of September 1, 2000, which will be the successor to the Corporation's 1990 Shareholder Rights Agreement, which is scheduled to expire on August 31, 2000. The 2000 Rights Agreement is largely identical to the 1990 Rights Agreement and is similar to the plans of many other public companies and is designed to protect shareholder interests by discouraging unfair or financially inadequate takeover proposals and abusive takeover practices. It is designed to achieve this objective by encouraging a potential acquirer to negotiate with the Board of Directors. It is not intended to prevent an acquisition of the Corporation if the Board determines that the proposed acquisition is fair and adequate from a financial point of view.